Exhibit 99.1

TACTILE SYSTEMS TECHNOLOGY, INC. REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS; UPDATES FULL YEAR 2023 OUTLOOK

MINNEAPOLIS, MN, November 6, 2023 – Tactile Systems Technology, Inc. (“Tactile Medical”; the “Company”) (Nasdaq: TCMD), a medical technology company providing therapies for people with chronic disorders, today reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Summary:

●	Revenue increased 7% year-over-year to $69.6 million, compared to $65.3 million in third quarter 2022
●	Lymphedema revenue increased 15%
●	Airway clearance revenue decreased 36%
●	Operating income of $8.0 million, compared to operating loss of $1.6 million in third quarter 2022
●	Net income of $22.3 million, compared to a net loss of $2.3 million in third quarter 2022
●	Adjusted EBITDA of $7.7 million, up from $7.2 million in third quarter 2022
●	Cash balance of $66.0 million on September 30, 2023, compared to $63.2 million on June 30, 2023
●	Updating full year 2023 financial guidance

Third Quarter 2023 Highlights:

●	Sherri Ferstler appointed to the position of Senior Vice President of Sales, effective July 31, 2023
●	The Company’s existing credit agreement was amended on August 1, 2023 to extend the maturity date and improve terms

Highlights Subsequent to Quarter End:

●	Vindell Washington, M.D. appointed to the Company’s Board of Directors, effective October 2, 2023

“Our team delivered another quarter of solid financial and operational performance,” said Dan Reuvers, President and Chief Executive Officer of Tactile Medical. “Revenue from our lymphedema products exceeded our expectations, increasing 15% year-over-year, our fourth consecutive quarter of double-digit lymphedema products growth, which more than offset the decrease in revenue from our airway clearance product line. Our total revenue performance and operating leverage – driven by continued improvements in our salesforce productivity and operational efficiency – enabled us to generate record quarterly operating income and increased cash flow from operations.”

Mr. Reuvers continued: “We look forward to bringing 2023 to a strong conclusion as we execute our strategic initiatives and drive continued progress with respect to our multi-year financial goals.”

Third Quarter 2023 Financial Results

Total revenue in the third quarter of 2023 increased $4.3 million, or 6.6%, to $69.6 million, compared to $65.3 million in the third quarter of 2022. The increase in total revenue was attributable to an increase of $8.3 million, or 15.3%, in sales and rentals of the lymphedema product line, which more than offset a $4.0 million, or 35.9%, decrease in sales of the airway clearance product line in the quarter ended September 30, 2023.

Gross profit in the third quarter of 2023 increased $2.6 million, or 5.5%, to $49.4 million, compared to $46.8 million in the third quarter of 2022. Gross margin was 70.9% of revenue, compared to 71.7% of revenue in the third quarter of 2022. Non-GAAP gross margin was 71.4% of revenue, compared to 72.2% of revenue in the third quarter of 2022.

Operating expenses in the third quarter of 2023 decreased $7.0 million, or 14.5%, to $41.4 million, compared to $48.4 million in the third quarter of 2022.

Operating income was $8.0 million in the third quarter of 2023, compared to an operating loss of $1.6 million in the third quarter of 2022. Non-GAAP operating income in the third quarter of 2023 was $5.2 million, compared to non-GAAP operating income of $3.9 million in the third quarter of 2022.

Other expense was $0.4 million in the third quarter of 2023, compared to $0.7 million in the third quarter of 2022.

Income tax benefit was $14.7 million in the third quarter of 2023, compared to $0.1 million in the third quarter of 2022.

Net income in the third quarter of 2023 was $22.3 million, or $0.94 per diluted share, compared to a net loss of $2.3 million, or $0.11 per diluted share, in the third quarter of 2022. Non-GAAP net income in the third quarter of 2023 was $20.2 million, compared to non-GAAP net income of $1.9 million in the third quarter of 2022.

Weighted average shares used to compute diluted net income and loss per share were 23.8 million and 20.1 million for the third quarters of 2023 and 2022, respectively.

Adjusted EBITDA was $7.7 million in the third quarter of 2023, compared to $7.2 million in the third quarter of 2022.

First Nine Months 2023 Financial Results

Total revenue for the nine months ended September 30, 2023, increased $23.9 million, or 13.8%, to $196.8 million, compared to $172.9 million for the nine months ended September 30, 2022. The increase in revenue was attributable to an increase of $25.8 million, or 17.6%, in sales and rentals of the lymphedema product line, which more than offset a $1.9 million, or 7.1%, decrease in sales of the airway clearance product line for the nine months ended September 30, 2023.

Net income for the nine months ended September 30, 2023, was $20.3 million, or $0.88 per diluted share, compared to a net loss of $22.5 million, or $1.12 per diluted share, for the nine months ended September 30, 2022. Non-GAAP net income for the nine months ended September 30, 2023, was

$20.6 million, compared to a non-GAAP net loss of $9.5 million for the nine months ended September 30, 2022.

Weighted average shares used to compute diluted net income or loss per share were 23.0 million and 20.0 million for the nine months ended September 30, 2023 and 2022, respectively.

Adjusted EBITDA was $14.3 million in the nine months ended September 30, 2023, compared to $6.2 million in the nine months ended September 30, 2022.

Balance Sheet Summary

As of September 30, 2023, the Company had $66.0 million in cash and cash equivalents and $46.8 million of outstanding borrowings under its credit agreement, compared to $21.9 million in cash and cash equivalents and $49.0 million of outstanding borrowings under its credit agreement as of December 31, 2022.

2023 Financial Outlook

The Company now expects full year 2023 total revenue in the range of $273.0 million to $277.0 million, representing growth of approximately 11% to 12% year-over-year. The Company’s prior 2023 revenue guidance expectation was total revenue in the range of $274.0 million to $278.0 million, representing growth of approximately 11% to 13% year-over-year.

Conference Call

Management will host a conference call at 5:00 p.m. Eastern Time on November 6th, 2023, to discuss the results of the quarter with a question-and-answer session. Those who would like to participate may dial 877-407-3088 (201-389-0927 for international callers) and provide access code 13741621. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.tactilemedical.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13741621. The webcast will be archived at investors.tactilemedical.com.

About Tactile Systems Technology, Inc. (DBA Tactile Medical)

Tactile Medical is a leader in developing and marketing at-home therapies for people suffering from underserved, chronic conditions including lymphedema, lipedema, chronic venous insufficiency and chronic pulmonary disease by helping them live better and care for themselves at home. Tactile Medical collaborates with clinicians to expand clinical evidence, raise awareness, increase access to care, reduce overall healthcare costs and improve the quality of life for tens of thousands of patients each year.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “continue,” “confident,” “outlook,” “guidance,” “project,” “goals,” “look forward,”

“poised,” “designed,” “plan,” “return,” “focused,” “prospects” or “remain” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of the Company’s control that can make such statements untrue, including, but not limited to, the impact of inflation, rising interest rates or a recession; the adequacy of the Company’s liquidity to pursue its business objectives; the Company’s ability to obtain reimbursement from third-party payers for its products; adverse economic conditions or intense competition; price increases for supplies and components; wage and component price inflation; loss of a key supplier; entry of new competitors and products; compliance with and changes in federal, state and local government regulation; loss or retirement of key executives, including prior to identifying a successor; technological obsolescence of the Company’s products; technical problems with the Company’s research and products; the Company’s ability to expand its business through strategic acquisitions; the Company’s ability to integrate acquisitions and related businesses; the impacts of the COVID-19 pandemic on the Company’s business, financial condition and results of operations, and the Company’s inability to mitigate such impacts; the effects of current and future U.S. and foreign trade policy and tariff actions; or the inability to carry out research, development and commercialization plans. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of Adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), and non-GAAP net income (loss), which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Adjusted EBITDA in this release represents net income or loss, plus interest expense, net, or less interest income, net, less income tax benefit or plus income tax expense, plus depreciation and amortization, plus stock-based compensation expense, plus or minus the change in fair value of earn-out, plus litigation defense costs and plus executive transition costs. Non-GAAP gross profit in this release represents gross profit plus non-cash intangible amortization expense. Non-GAAP gross margin in this release represents non-GAAP gross profit divided by revenue. Non-GAAP operating income (loss) in this release represents operating income (loss) adjusted for non-cash intangible amortization expense, change in fair value of earn-out, litigation defense costs and executive transition expenses. Non-GAAP net income (loss) represents net income (loss) adjusted for non-cash intangible amortization expense, change in fair value of earn-out, litigation defense costs and executive transition expenses, and adjusted for the income tax effect on reconciling items. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are included in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the

Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period. In addition, Adjusted EBITDA is used as a performance metric in the Company’s compensation program.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Tactile Systems Technology, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
	September 30,	December 31,
(In thousands, except share and per share data)	2023	2022
Assets
Current assets
Cash and cash equivalents	$66,036	$21,929
Accounts receivable	43,879	54,826
Net investment in leases	13,603	16,130
Inventories	23,498	23,124
Prepaid expenses and other current assets	4,674	3,754
Total current assets	151,690	119,763
Non-current assets
Property and equipment, net	5,486	6,077
Right of use operating lease assets	19,303	21,322
Intangible assets, net	47,628	50,375
Goodwill	31,063	31,063
Accounts receivable, non-current	14,636	23,061
Deferred income taxes	20,717	—
Other non-current assets	2,784	3,335
Total non-current assets	141,617	135,233
Total assets	$293,307	$254,996
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,402	$9,984
Note payable	2,956	2,968
Earn-out, current	5,575	13,050
Accrued payroll and related taxes	14,784	17,100
Accrued expenses	5,327	9,240
Income taxes payable	2,092	2,336
Operating lease liabilities	2,596	2,500
Other current liabilities	5,886	7,152
Total current liabilities	45,618	64,330
Non-current liabilities
Revolving line of credit, non-current	16,677	24,916
Note payable, non-current	26,915	20,979
Accrued warranty reserve, non-current	1,781	2,207
Income taxes payable, non-current	443	298
Operating lease liabilities, non-current	19,043	20,866
Total non-current liabilities	64,859	69,266
Total liabilities	110,477	133,596

Stockholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 23,497,557 shares issued and outstanding as of September 30, 2023; 20,252,677 shares issued and outstanding as of December 31, 2022	23	20
Additional paid-in capital	172,115	131,001
Retained earnings (accumulated deficit)	10,692	(9,621)
Total stockholders’ equity	182,830	121,400
Total liabilities and stockholders’ equity	$293,307	$254,996

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Revenue
Sales revenue	$58,866	$55,545	$171,459	$147,980
Rental revenue	10,720	9,717	25,312	24,905
Total revenue	69,586	65,262	196,771	172,885
Cost of revenue
Cost of sales revenue	17,016	15,476	48,523	41,366
Cost of rental revenue	3,211	2,992	9,122	7,640
Total cost of revenue	20,227	18,468	57,645	49,006
Gross profit
Gross profit - sales revenue	41,850	40,069	122,936	106,614
Gross profit - rental revenue	7,509	6,725	16,190	17,265
Gross profit	49,359	46,794	139,126	123,879
Operating expenses
Sales and marketing	26,030	26,583	80,538	79,335
Research and development	1,964	1,581	6,030	4,949
Reimbursement, general and administrative	16,449	16,257	46,874	47,369
Intangible asset amortization and earn-out	(3,073)	3,993	(557)	12,834
Total operating expenses	41,370	48,414	132,885	144,487
Income (loss) from operations	7,989	(1,620)	6,241	(20,608)
Other expense	(404)	(736)	(2,235)	(1,765)
Income (loss) before income taxes	7,585	(2,356)	4,006	(22,373)
Income tax (benefit) expense	(14,714)	(77)	(16,307)	114
Net income (loss)	$22,299	$(2,279)	$20,313	$(22,487)
Net income (loss) per common share
Basic	$0.95	$(0.11)	$0.89	$(1.12)
Diluted	$0.94	$(0.11)	$0.88	$(1.12)
Weighted-average common shares used to compute net income (loss) per common share
Basic	23,483,269	20,139,944	22,714,574	20,021,966
Diluted	23,848,729	20,139,944	22,987,667	20,021,966

Tactile Systems Technology, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2023	2022
Cash flows from operating activities
Net income (loss)	$20,313	$(22,487)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,916	4,670
Deferred income taxes	(20,717)	17
Stock-based compensation expense	5,597	7,681
Loss on disposal of property and equipment and intangibles	3	20
Change in fair value of earn-out liability	(2,475)	10,898
Changes in assets and liabilities, net of acquisition:
Accounts receivable	10,947	(2,336)
Net investment in leases	2,527	(2,570)
Inventories	(374)	(3,803)
Income taxes	(99)	(55)
Prepaid expenses and other assets	(369)	(349)
Right of use operating lease assets	292	141
Accounts receivable, non-current	8,425	(4,856)
Accounts payable	(3,622)	6,148
Accrued payroll and related taxes	(2,316)	1,436
Accrued expenses and other liabilities	(5,545)	6,799
Net cash provided by operating activities	17,503	1,354
Cash flows from investing activities
Purchases of property and equipment	(1,424)	(1,731)
Intangible assets expenditures	(117)	(113)
Net cash used in investing activities	(1,541)	(1,844)
Cash flows from financing activities
Proceeds from issuance of note payable	8,250	—
Payment on earn-out	(5,000)	—
Payments on note payable	(2,250)	(5,250)
Payment on revolving line of credit	(8,250)	—
Payments of deferred debt issuance costs	(125)	(39)
Proceeds from exercise of common stock options	13	152
Proceeds from the issuance of common stock from the employee stock purchase plan	882	824
Proceeds from issuance of common stock at market	34,625	—
Net cash provided by (used in) financing activities	28,145	(4,313)
Net increase (decrease) in cash and cash equivalents	44,107	(4,803)
Cash and cash equivalents – beginning of period	21,929	28,229
Cash and cash equivalents – end of period	$66,036	$23,426

Supplemental cash flow disclosure
Cash paid for interest	$2,810	$1,433
Cash paid for taxes	$3,006	$29
Capital expenditures incurred but not yet paid	$40	$16

The following table summarizes revenue by product line for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2023	2022	2023	2022
Revenue
Lymphedema products	$62,506	$54,214	$172,257	$146,502
Airway clearance products	7,080	11,048	24,514	26,383
Total	$69,586	$65,262	$196,771	$172,885

Percentage of total revenue
Lymphedema products	90%	83%	88%	85%
Airway clearance products	10%	17%	12%	15%
Total	100%	100%	100%	100%

The following table contains a reconciliation of GAAP gross profit and margin to non-GAAP gross profit and margin:

Tactile Systems Technology, Inc.
Reconciliation of Gross Profit and Margin to Non-GAAP Gross Profit and Margin
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
Gross profit, as reported	$49,359	$46,794	$139,126	$123,879
Gross margin, as reported	70.9%	71.7%	70.7%	71.7%
Reconciling items:
Non-cash intangible amortization expense	$316	$312	$945	$933
Non-GAAP gross profit	$49,675	$47,106	$140,071	$124,812
Non-GAAP gross margin	71.4%	72.2%	71.2%	72.2%

The following table contains a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):

Tactile Systems Technology, Inc.
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
GAAP operating income (loss)	$7,989	$(1,620)	$6,241	$(20,608)
Reconciling items:
Non-cash intangible amortization expense impacting gross profit	$316	$312	$945	$933
Non-cash intangible amortization expense impacting operating expenses	633	645	1,919	1,936
Change in fair value of earn-out	(3,705)	3,348	(2,475)	10,898
Litigation defense costs	—	928	—	3,277
Executive transition expenses	—	290	—	290
Non-GAAP operating income (loss):	$5,233	$3,903	$6,630	$(3,274)
Non-GAAP operating margin	7.5%	6.0%	3.4%	(1.9)%

The following table contains a reconciliation of GAAP net income (loss) to non-GAAP net income (loss):

Tactile Systems Technology, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
GAAP net income (loss)	$22,299	$(2,279)	$20,313	$(22,487)
Reconciling items:
Non-cash intangible amortization expense impacting gross profit	$316	$312	$945	$933
Non-cash intangible amortization expense impacting operating expenses	633	645	1,919	1,936
Change in fair value of earn-out	(3,705)	3,348	(2,475)	10,898
Litigation defense costs	—	928	—	3,277
Executive transition expenses	—	290	—	290
Income tax expense on reconciling items*	689	(1,381)	(97)	(4,334)
Non-GAAP net income (loss)	$20,232	$1,863	$20,605	$(9,487)
* The effect of income tax on the reconciling items is estimated using the Company's effective statutory tax rate.

The following table contains a reconciliation of net income (loss) to Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022, as well as the dollar and percentage change between the comparable periods:

Tactile Systems Technology, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Increase		Nine Months Ended		Increase
	September 30,		(Decrease)		September 30,		(Decrease)
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Net income (loss)	$22,299	$(2,279)	$24,578	N.M. %	$20,313	$(22,487)	$42,800	(190)%
Interest expense, net	404	738	(334)	(45)%	2,235	1,778	457	26
Income tax (benefit) expense	(14,714)	(77)	(14,637)	N.M. %	(16,307)	114	(16,421)	N.M. %
Depreciation and amortization	1,646	1,655	(9)	(1)%	4,915	4,670	245	5%
Stock-based compensation	1,766	2,560	(794)	(31)%	5,597	7,681	(2,084)	(27)%
Change in fair value of earn-out	(3,705)	3,348	(7,053)	N.M.	(2,475)	10,898	(13,373)	(123)
Litigation defense costs	—	928	(928)	(100)%	—	3,277	(3,277)	(100)%
Executive transition costs	—	290	(290)	(100)%	—	290	(290)	(100)%
Adjusted EBITDA	$7,696	$7,163	$533	7%	$14,278	$6,221	$8,057	130%

Investor Inquiries:

Mike Piccinino, CFA

ICR Westwicke

443-213-0500

investorrelations@tactilemedical.com